AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 26, 2005

REGISTRATION NO. 333-[      ]

=============================================================================

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              ---------------------

                           MARKLAND TECHNOLOGIES, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                FLORIDA                                         84-1331134

    (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER

     INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

  54 DANBURY ROAD, #207, RIDGEFIELD, CT                           06877

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

EMPLOYMENT AGREEMENT WITH ROBERT TARINI DATED DECEMBER 30, 2004, as amended May 17, 2005

                            (FULL TITLE OF THE PLANS)

                            -------------------------

                                 GINO M. PEREIRA

                             CHIEF FINANCIAL OFFICER

                              54 DANBURY ROAD, #207

                              RIDGEFIELD, CT 06877

                                 (203) 894-9700

            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

            ---------------------------------------------------------

                                   COPIES TO:

                                   ----------

                             DAVID A. BROADWIN, ESQ.

                                 FOLEY HOAG LLP

                              155 SEAPORT BOULEVARD

                           BOSTON, MASSACHUSETTS 02210

                  (617) 832-1000 /FACSIMILE NO.: (617) 832-7000

                                ----------------

         Approximate Date of Commencement of Proposed Sale: As soon as practicable after the Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the

Securities Act, check the following box. [X]

                                ----------------

                                          CALCULATION OF REGISTRATION FEE

========================================= =============== ==================== =================== ============

                TITLE OF                      AMOUNT       PROPOSED MAXIMUM     PROPOSED MAXIMUM    AMOUNT OF

            SECURITIES TO BE                  TO BE         OFFERING PRICE         AGGREGATE       REGISTRATION

             REGISTERED (1)                 REGISTERED         PER SHARE         OFFERING PRICE        FEE

========================================= =============== ==================== =================== ============

Common stock, $0.0001 par value            1,400,000(2)     $0.12(3)           $168,000              $[ ]  ========================================= =============== ==================== =================== ============

(1) Pursuant to Rule 416(a), the number of shares of common stock being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions.

(2) Represents 1,400,000 shares of common stock issued to Robert Tarini pursuant to our employment agreement with Mr. Tarini, dated December 30, 2004.

(3) Estimated solely for the purpose of determining our registration fee pursuant to Rules 457(c), based on the average of the high and low sales prices of our common stock on May 23, 2005, as reported over-the-counter on the OTC Bulletin Board by the National Association of Securities Dealers, Inc., of $0.11 and $0.12, respectively.

__________________________________

The content of Markland’s earlier registration statement on Form S-8 filed on April 22, 2005 (SEC File number 333-74110), is  hereby incorporated by reference, except for the following statement[s] that :

•

On May 18, 2005, we issued to Mr. Tarini 3,866,391 shares of our common stock, of which 1,400,000 are being registered hereunder.

__________________________________

                                  EXHIBIT INDEX

10.1

Employment Agreement by and between Markland Technologies, Inc. and Robert Tarini, dated January 2, 2005, previously filed with the SEC on January 7, 2005 as Exhibit 99.4 to our current report on Form 8-K (SEC   File No. 000-28863).

10.2

Employment Agreement Amendment by and between Markland Technologies, Inc. and Robert Tarini, dated May 17, 2005, previously filed with the SEC on May 23, 2005 as Exhibit 10.83 to our quarterly report on Form 10-QSB (SEC File No. 000-28863).

23.1

Consent of Marcum & Kliegman LLP, independent registered public accounting firm.

23.2

Consent of Wolf & Company, P.C., independent registered public accounting firm

24.1

Power of Attorney (contained on the signature page)

__________________________________

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Providence, State of Rhode Island, on May 24, 2005.

MARKLAND TECHNOLOGIES, INC.

By:  /s/ Robert Tarini

-----------------------------

Robert Tarini

Chief Executive Officer and

Chairman of the Board of Directors

                             POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Joseph P. Mackin, Gino M. Pereira and Robert Tarini, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and schedules thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes or any of them, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

            SIGNATURE                                   TITLE                                 DATE

----------------------------------------------------------------------------------------------------------

/s/ Robert Tarini                Chief Executive Officer and Chairman of the Board      May 24, 2005

----------------------------     of Directors, as principal executive officer

Robert Tarini                    and director

/s/ Gino M. Pereira              Chief Financial Officer, as principal financial        May 24, 2005

----------------------------     officer and principal accounting officer

Gino M. Pereira

/s/ Joseph P. Mackin             Director, President and Chief Operating Officer,      May 24, 2005

-----------------------------    as principal executive officer and director

Joseph P. Mackin

May 24, 2005